EX-99.d3

                        ADDENDUM TO MANAGEMENT AGREEMENT

     This Addendum, dated as of June 1, 2000, supplements the Management Agreement (the "Agreement") dated as of August 1, 1997, by and between American Century World Mutual Funds, Inc., ("ACWMF") and American Century Investment Management, Inc. ("ACIM").

     IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

     1. ACIM shall manage the following series (the "New Series") of shares to be issued by ACWMF, and for such management shall receive the Applicable Fee set forth below:

                                                                    Average                     Applicable
Name of Series                      Name of Class                   Net Assets                   Fee Rate
--------------                      -------------                   ----------                   --------
Life Sciences Fund                  Investor Class            first $ 1 billion                      1.50%
                                                              over $1 billion                        1.30%
                                    Institutional Class       first $1 billion                       1.30%
                                                              over $1 billion                        1.10%
                                    Advisor Class             first $1 billion                       1.25%
                                                              over $1 billion                        1.05%

Technology Fund                     Investor Class            first $ 1 billion                      1.50%
                                                              over $1 billion                        1.30%
                                    Institutional Class       first $1 billion                       1.30%
                                                              over $1 billion                        1.10%
                                    Advisor Class             first $1 billion                       1.25%
                                                              over $1 billion                        1.05%

     2.  ACIM  shall  manage  the New  Series in  accordance  with the terms and
conditions   specified   in  the   Agreement   for   its   existing   management
responsibilities.

     IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                              AMERICAN CENTURY
                                            WORLD MUTUAL FUNDS, INC.

/s/ Brian L. Brogan                  /s/ David C. Tucker
Brian L. Brogan                      David C. Tucker
Assistant Secretary                  Vice President


Attest:                              AMERICAN CENTURY INVESTMENT
                                            MANAGEMENT, INC.

/s/ David H. Reinmiller              /s/ David C. Tucker
David H. Reinmiller                  David C. Tucker
Assistant Secretary                  Senior Vice President